Exhibit 99.1

Whitestone REIT Adds Two New Independent Members to the Board of Trustees

Nandita Berry, Former Texas Secretary of State, and Najeeb Khan, Founder and CEO of Interlogic Outsourcing, Enhance the Depth, Diversity and Independence of the Whitestone Board

HOUSTON, Sept. 6, 2017 - Whitestone REIT (NYSE: WSR) (“Whitestone” or the “Company”), a real estate investment trust that acquires, owns and operates E-commerce resistant, Community Centered PropertiesTM, announced today that Nandita Berry and Najeeb A. Khan have been added to the Company’s Board of Trustees (the “Board”), effective today. With the addition of Ms. Berry and Mr. Khan, the Board will expand to seven members.

Ms. Berry previously served as the 109th Secretary of State for Texas and was recently inducted into the Texas Women’s Hall of Fame in recognition of her exceptional business achievements. With a distinguished record as a civil servant and previously as a legal advisor in the private sector, Ms. Berry brings substantial experience overseeing financial and strategic planning, leading government and international relations and engaging with key stakeholders.

Mr. Khan is the President and Chief Executive Officer of Interlogic Outsourcing Inc. (IOI), a company he founded in 2001 and helped grow into one of the nation’s leading cloud-based payroll and human resources management solutions providers. Mr. Khan is a technology and human resources veteran with a proven track record of entrepreneurial success as well as extensive venture and real estate investment experience.

“I am pleased to welcome both Nandita and Najeeb to the Board of Trustees, significantly enhancing the Board’s diversity and independence,” said James Mastandrea. “Nandita’s leadership experience and diverse skillset make her a highly complementary addition. Similarly, Najeeb brings unique knowledge, contacts and expertise that will be immediately beneficial to the Board. With these outstanding appointments, we are adding depth to the already strong Whitestone Board that is overseeing the successful execution of our differentiated E-commerce resistant business model to drive sustainable, long-term value for shareholders.”

Mr. Mastandrea added, “At Whitestone, diversity has long been a key component of our success and our diverse board fits well with our diverse culture and operations.  Our associates include native speakers of 28 different languages and over a third of our projects and properties serve ethnic or multi-cultural groups, including African-American, African, Latino, Asian and Indian subcontinent communities. The Company’s multi-cultural, multi-lingual team of associates has been instrumental in attracting outstanding local tenants, enabling us to meet the needs of vibrant, rapidly growing, and ethnically diverse communities in our target markets. As such, for some time now the Whitestone Board has been focused on enhancing the Company’s corporate governance, including by diversifying the experience, gender, race, ethnicity and age of the Board’s Trustees. Following direct engagement with many Whitestone shareholders on this important topic, the Board identified Nandita and Najeeb as outstanding additions who can immediately contribute to our progress.”

Ms. Berry commented, “I am honored to join Whitestone’s Board of Trustees. The Company has a strong portfolio of quality properties, and I look forward to working alongside the rest of the Board and management team to further strengthen Whitestone’s position in high-growth markets with attractive demographics.”

Mr. Khan added, “Now is an exciting time to join the Whitestone Board. Following the Company’s recent acquisitions of the premier properties, Eldorado Plaza in Dallas/Fort Worth and BLVD Place in Houston, I am confident that the Company’s pipeline of acquisitions and strategic development and redevelopment opportunities will drive significant growth and value creation.”

Ms. Berry has been appointed to the Audit Committee of the Board. Mr. Khan has been appointed to the Nominating and Governance Committee of the Board.

About Nandita Berry

Ms. Berry recently served as the 109th Secretary of State of Texas. In that capacity, her many roles and responsibilities included Economic Ambassador, Chief Elections Officer, Border Commerce Coordinator and Chief International Protocol Officer. Prior to her position as Secretary of State, Ms. Berry served on the University of Houston System Board of Regents, including as Vice Chairman of The Board of Regents, as well as Chairman of the Audit and Compliance Committee. Additionally, she was a member of both the Finance and Administration Committee and the Academic and Student Success Committee. Previously, Ms. Berry was Senior Counsel for Locke Lord LLP, a full-service international law firm, and for El Paso Energy Corporation, a Fortune 500 natural gas company. In addition to being inducted into the Texas Women’s Hall of Fame in 2014 for exceptional business achievement and being recognized as one of Houston’s 50 Most Influential Women by Houston Woman Magazine, she has also served as a member of the Board of Directors for the Houston Zoo, Inc., South Asian Chamber of Commerce, and Community Family Center of Houston. Ms. Berry holds a Bachelor’s Degree in Economics and Political Science from both the University of Houston and Mt. Carmel College, Bangalore, India. In addition, she holds a Juris Doctorate from the University of Houston Law Center.

About Najeeb Khan

Mr. Khan is President and Chief Executive Officer of Interlogic Outsourcing Inc. (IOI), a company he founded in 2001 that succeeds Interlogic Systems, Inc. (ISI), a company that Mr. Khan established in 1987. Under his leadership, IOI has grown from a local operation to one of the nation’s leading, award winning cloud-based payroll and human resources management solutions providers. Prior to founding ISI, Mr. Khan served as Vice President of Commercial Services for Midwest Commerce Data Corporation, a wholly owned subsidiary of NBD Midwest Commerce Bank, where he was responsible for the commercial services division that provided outsourcing solutions for payroll, accounting and inventory controls to diverse businesses. Mr. Khan currently serves as a Director of 1st Source Bank (SRCE), where he is a member of the Audit committee and Chairs the Loan and Fund Committee. Mr. Khan previously served as a Trustee of Memorial Health Foundation, on the Investment Committee of Community Foundation of St. Joseph County, Studebaker Museum and as a member of the Finance Committees for WNIT Public Television, and Holy Cross College. He holds a Bachelor of Science Degree in Mathematics and Computer Science from Grand Valley State University.

About Whitestone REIT

Whitestone is a community-centered retail REIT that acquires, owns, manages, develops and redevelops high quality "E-commerce resistant" neighborhood, community and lifestyle retail centers principally located in the largest, fastest-growing and most affluent markets in the Sunbelt. Whitestone's optimal mix of national, regional and local tenants provides daily necessities, needed services and entertainment to the respective communities which are not readily available online. Visit www.whitestonereit.com for additional information.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends for all such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such information is subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of the Company’s performance in future periods. Such forward-looking statements can generally be identified by the Company’s use of forward-looking terminology, such as “may,” “will,” “plan,” “expect,” “intend,” “anticipate,” “believe,” “continue” or similar words or phrases that are predictions of future events or trends and which do not relate solely to historical matters, and include, without limitation, the Company’s beliefs and intentions regarding the impact and results of the disposition and transition to a pure-play retail REIT and other factors detailed in the Company's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents the Company files with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company cannot guarantee the accuracy of any such forward-looking statements contained in this press release, and the Company does not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Whitestone REIT Contact:

Kevin Reed
Director of Investor Relations
Investor Relations: (713) 435-2219
ir@whitestonereit.com